NEWS  RELEASE


FOR IMMEDIATE RELEASE


Contact:
Michael E. Kibler
President and Chief Executive Officer
(219) 977-5217
mkibler@us1industries.com



           US 1 INDUSTRIES COMMENTS ON FOURTH QUARTER RESULTS

Gary, Indiana, January 21, 2004. US 1 Industries, Inc. (OTC-BB: USOO) commented today on its expected fourth quarter results. Michael Kibler, US 1 Industries' CEO, stated: "Although we have not completed the closing process for the fourth quarter, it appears at this time that our results for the fourth quarter of 2003 will be weaker than those of the fourth quarter 2002. There are a number of reasons for this, including increased salaries, increased commissions, losses in the over-dimensional operations and poor results from start-up operations. We will announce the actual results for the quarter at the time that we file our Form 10-K for the year at the end of March."


Statements in this news release that relate to future plans, financial results or projections, events or performance, are forward-looking statements subject to a number of known and unknown risks and uncertainties that could cause actual operations or results to differ materially from those described or anticipated.